Lee Olesky to Retire from Tradeweb Board at End of Second Quarter, Jacques Aigrain Elected as Next Chairman NEW YORK, May 15, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced that Chairman Lee Olesky will retire from its Board of Directors at the end of the second quarter of 2023. Jacques Aigrain will succeed Mr. Olesky as Chairman, effective as of July 1, 2023. Mr. Olesky co-founded Tradeweb in 1996, and for more than three decades he has been a central figure in the evolution of fixed income electronic trading. He retired as CEO of Tradeweb in December of 2022 after more than 20 years of leadership at the company. “Lee Olesky is a pioneer in electronic trading, and his contributions to Tradeweb and markets more broadly have been immense,” said Tradeweb CEO Billy Hult. “I am grateful to Lee for his close collaboration and friendship over our many years working together.” “Tradeweb is always evolving, and it’s time for me to start the next chapter of my life knowing that the company is in good hands,” said Mr. Olesky. “The transition over the last year has been excellent, and I am thankful to have worked with so many world-class professionals on the management team, the Board of Directors and across the company. I am incredibly proud of what we have built, and especially grateful to Billy for being a terrific partner over the years.” Mr. Aigrain joined the Tradeweb Board in 2022 as an independent director. He has more than 30 years of experience in the financial services industry, including with Warburg Pincus LLP, LCH Clearnet Group Ltd, Swiss Re and JPMorgan Chase & Co. He is or has been a director of LyondellBasell NV, Clearwater Analytics, LSEG plc, WPP plc, and Lufthansa Group AG. Mr. Aigrain is an economist by training with a diploma from Pantheon Sorbonne University and Paris Dauphine. “I look forward to working more closely with Jacques, whose unique perspective and deep understanding of management, market operations, strategy and governance has been a valuable addition to our board,” said Mr. Hult. “Tradeweb is a great business, and I look forward to partnering with Jacques as the company continues to grow and evolve.” “Tradeweb is well-positioned to benefit from increasingly digitized markets,” said Mr. Aigrain. “I am honored to succeed Lee Olesky as Chairman at this unique moment, and I am delighted to work more closely with this very talented management team.” About Tradeweb Markets: Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.1 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

Media contacts: Daniel Noonan, Tradeweb, +1 646 767 4677, Daniel.Noonan@Tradeweb.com Investor contacts: Ashley Serrao, Tradeweb, +1 646 430 6027, Ashley.Serrao@Tradeweb.com Sameer Murukutla, Tradeweb, +1 646 767 4864, Sameer.Murukutla@Tradeweb.com Forward-Looking Statements: This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. In particular, preliminary average variable fees per million dollars of volume traded are subject to the completion of management’s final review and our other financial closing procedures and therefore are subject to change. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward- looking statements, whether as a result of new information, future events or otherwise, after the date of this release. ###